SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 08, 2012

REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP - II
 (Exact name of registrant as specified in its charter)

Delaware	0-11909	16-1212761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2350 North Forest Road, Getzville, New York	14068
(Address of principal executive offices)	(Zip Code)

(716) 636-9090
 (Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

The Company received written correspondence from its Certifying Accountant, EFP Rotenberg, LLP (EFP Rotenberg), on March 1, 2012, that it was resigning as the Company's Independent Auditor.  The stated reason was that on February 17, 2012, EFP Rotenberg and Toski & Co., PC announced that the firms had combined.  Toski & Co., PC assists the Company with bookkeeping and the preparation and related filing of federal and state tax returns. As such, EFP Rotenberg determined that it could no longer fulfill the role of being the Company’s independent auditors.

During the Registrant's two (2) most recent fiscal years and during any subsequent interim periods Preceding the date of resignation, the Company has had no disagreements with EFP Rotenberg, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

No accountant's report on the financial statements for the past two (2) years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

On March 8, 2012 the Company provided EFP Rotenberg with a copy of this disclosure and requested that it furnish a letter to the Company, addressed to the SEC, stating that it agreed with the statements made here-in or the reasons why it disagreed. On March 8, 2012 the Company received a letter from EFP Rotenberg, that it agreed with the statements contained herein. A copy of the letter from EFP Rotenberg will be attached hereto as Exhibit 16.1.

The Company has engaged Malin, Berquest & Co., LLP 3605 McKnight Drive, Pittsburg, PA 15237 (Malin, Berquist & Co., LLP) as the Company's new independent registered public accounting firm.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description of Exhibit
16.1	EFP letter agreeing to change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 3/08/2012	REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP - II

By:	/s/ Joseph M. Jayson
Name: Joseph M. Jayson
Individual General Partner, Principal Executive Officer and Principal Financial Officer